Exhibit 99.1

             Duratek Reports Second Quarter 2005 Results

    COLUMBIA, Md.--(BUSINESS WIRE)--July 28, 2005--Duratek, Inc. (NASDAQ:DRTK) today announced net income of $5.3 million, or $0.35 per diluted share, for the second quarter ended July 1, 2005, as compared to net income of $5.6 million, or $0.38 per diluted share, for the comparable quarter in 2004. Revenues were $75.0 million for the second quarter ended July 1, 2005 as compared to $73.6 million for the comparable quarter in 2004. The increase in revenues of $1.4 million in the second quarter was primarily due to an increase of $3.3 million in incentive fees recognized on the Federal Services Fernald closure contract, partially offset by a decrease in Commercial Services revenues. The increase in revenues on the Fernald Project resulted from higher incentive fees recognized due to an acceleration of the estimated completion date. The decrease in Commercial Services revenues reflects a major fuel pool cleanup project finished in 2004 and the completion in 2004 of a rapid response-decommissioning project at a steel mill without incremental revenues from new projects in the second quarter of 2005 to replace these revenues. This decrease was partially offset by an increase in revenues for transporting commercial low-level radioactive waste. Net income for the second quarter decreased $0.3 million, or 6% from the same period in 2004 due primarily to higher professional fees and an increase in interest related costs due to rising interest rates.
    For the six month period ended July 1, 2005, net income increased 16% to $10.2 million, or $0.67 per diluted share, as compared to net income of $8.7 million, or $0.60 per diluted share, for the comparable period in 2004. Revenues were $145.6 million for the six months ended July 1, 2005 as compared to $137.7 million during the comparable period in 2004. The increase in revenues of $7.9 million, or 6%, for the first six months of the year was primarily due to an increase in Federal Services revenues due to higher incentive fees recognized on the Fernald project, as well as higher revenues achieved during the first quarter attributable to increases in work scope on existing Federal and Commercial Services contracts.
    Robert E. Prince, President and CEO said, "We are pleased that our skills in handling our customers' difficult radioactive materials clean-up and disposition challenges have enabled us to continue to improve our performance on the Fernald closure project. We are confident that by continuing to execute on our existing work we will stay well positioned for the many new opportunities we seek in our federal, commercial, and international markets."
    Robert F. Shawver, Executive Vice President and CFO added, "Driven off a strong first quarter, the first half revenues are up over last year by 6% and earnings are ahead by 16%. Even though delays in winning and commencing new work in our Commercial Services business during the quarter slowed progress somewhat, we remain very focused on the opportunities to grow in this part of our business."
    A conference call will be held today at 10:00 a.m. Eastern Time. Investors can listen to the conference call by logging into www.duratekinc.com or by calling 1-800-857-1778, pass code Duratek. In addition to the web cast and teleconference, the Company will be placing a presentation of the data on its website under investor relations financial reports section. We encourage investors to listen to the call in addition to viewing the presentation.
    A replay of the call will be available at approximately 1:00 p.m. today through August 18, 2005 by dialing 1-866-501-2959. The web cast will be archived on the Duratek website for at least 30 days.

    Duratek provides safe, secure radioactive materials disposition and nuclear facility operations for commercial and government customers.

    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: the Company's ability to manage its commercial waste processing operations, the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by it; the acceptance and implementation of the Company's waste treatment technologies in the government and commercial sectors; and other large technical support services projects; the Company's ability to successfully add revenues from new contracts; and the timing of completing existing contracts. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.



                    DURATEK, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
         (in thousands of dollars, except per share amounts)


                                              July 1,     December 31,
                                               2005          2004
                                            ------------  ------------
                  Assets                    (unaudited)       (1)
Current assets:
   Cash and cash equivalents                $     4,376   $    23,296
   Accounts receivable, net of allowance
    for doubtful accounts of $45 in 2005
    and $158 in 2004                             42,410        30,997
   Cost and estimated earnings in excess
    of billings on uncompleted contracts         24,101        16,715
   Prepaid expenses and other current
    assets                                       11,334        13,708
                                            ------------  ------------
      Total current assets                       82,221        84,716

Retainage                                           564         1,257
Property, plant and equipment, net               64,686        66,151
Goodwill                                         72,129        72,129
Other intangible assets                           3,198         3,747
Decontamination and decommissioning trust
 fund                                            19,311        19,050
Other assets                                     28,443        21,487
                                            ------------  ------------
      Total assets                          $   270,552   $   268,537
                                            ============  ============

   Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of long-term debt        $       859   $       858
   Accounts payable                               7,078        15,643
   Due to State of South Carolina                15,147         6,073
   Accrued expenses and other current
    liabilities                                  20,244        24,646
   Unearned revenues                             10,150        14,694
   Waste processing and disposal
    liabilities                                   4,908         6,980
                                            ------------  ------------
      Total current liabilities                  58,386        68,894

Long-term debt, less current portion             83,712        84,142
Facility and equipment decontamination and
 decommissioning liabilities                     41,179        40,419
Other noncurrent liabilities                      7,415         6,756
                                            ------------  ------------
      Total liabilities                         190,692       200,211
                                            ------------  ------------

Stockholders' equity:
   Preferred stock - $0.01 par value;
    authorized 4,740,000 shares; none
    issued                                            -             -
   Series B junior participating preferred
    stock, $0.01 par value; 100,000 shares
    authorized; none issued                           -             -
   Common stock - $0.01 par value;
    authorized 35,000,000 shares; issued
    16,429,323 shares at July 1, 2005 and
    16,236,781 shares at December 31, 2004          164           162
   Capital in excess of par value                88,162        86,784
   Deferred compensation employee stock
    trust                                         1,323         1,323
   Retained earning (accumulated deficit)         1,111        (9,043)
   Treasury stock at cost, 1,770,306
    shares at July 1, 2005 and December
    31, 2004                                    (10,900)      (10,900)
                                            ------------  ------------
      Total stockholders' equity                 79,860        68,326
                                            ------------  ------------
      Total liabilities and stockholders'
       equity                               $   270,552   $   268,537
                                            ============  ============


(1) The Consolidated Balance Sheet as of December 31, 2004 has been derived from our audited Consolidated Balance Sheet included in our Annual Report on Form 10-K for the year ended December 31, 2004.



                    DURATEK, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations
               (in thousands, except per share amounts)


                            Three months ended     Six months ended
                           --------------------- ---------------------
                            July 1,    June 27,   July 1,    June 27,
                             2005       2004       2005       2004
                           ---------- ---------- ---------- ----------
                               (unaudited)           (unaudited)
Revenues                   $  74,958  $  73,555  $ 145,570  $ 137,737
Cost of revenues              56,856     55,848    109,736    104,098
                           ---------- ---------- ---------- ----------
   Gross profit               18,102     17,707     35,834     33,639
Selling, general and
 administrative expenses       7,884      7,392     16,297     16,039
                           ---------- ---------- ---------- ----------
   Income from operations     10,218     10,315     19,537     17,600
Interest expense              (1,655)    (1,514)    (3,144)    (3,562)
Other income (expense),
 net                             (32)       368         41        132
                           ---------- ---------- ---------- ----------

   Income before income
    taxes and equity in
    income (loss) of joint
    ventures                   8,531      9,169     16,434     14,170
Income taxes                   3,294      3,526      6,340      5,526
                           ---------- ---------- ---------- ----------

   Income before equity in
    income (loss) of joint
    ventures                   5,237      5,643     10,094      8,644
Equity in income (loss) of
 joint ventures                   57         (5)        60         79
                           ---------- ---------- ---------- ----------

   Net income                  5,294      5,638     10,154      8,723

Preferred stock dividends          -        (40)         -        (52)
                           ---------- ---------- ---------- ----------
   Net income attributable
    to common stockholders $   5,294  $   5,598  $  10,154  $   8,671
                           ========== ========== ========== ==========

Weighted average common
 stock outstanding:
   Basic                      14,746     14,119     14,705     13,999
                           ========== ========== ========== ==========
   Diluted                    15,270     14,660     15,269     14,566
                           ========== ========== ========== ==========
Income per share:
   Basic                   $    0.36  $    0.40  $    0.69  $    0.62
                           ========== ========== ========== ==========

   Diluted                 $    0.35  $    0.38  $    0.67  $    0.60
                           ========== ========== ========== ==========



                    DURATEK, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                      (in thousands of dollars)


                                                Six months ended
                                            -------------------------
                                              July 1,       June 27,
                                                2005          2004
                                            ------------  ------------
                                                   (Unaudited)
Cash flows from operating activities:
   Net income                               $    10,154   $     8,723
   Adjustments to reconcile net income to
    net cash used in operating activities:
      Depreciation and amortization               5,268         5,315
      Stock compensation expense                     48            39
      Equity in income of joint ventures,
       net of distributions                        (133)           12
      Changes in operating assets and
       liabilities:
         Accounts receivable                    (11,418)      (10,782)
         Costs and estimated earnings in
          excess of billings on
          uncompleted contracts                 (14,453)       (6,231)
         Prepaid expenses and other
          current assets                          1,615           561
         Accounts payable and accrued
          expenses and other current
          liabilities                            (4,093)        3,813
         Unearned revenues                       (4,544)        4,867
         Waste processing and disposal
          liabilities                            (2,073)          304
         Facility and equipment
          decontamination and
          decommissioning liabilities               499           430
         Retainage                                1,532           907
         Other                                      586           498
                                            ------------  ------------
      Net cash provided by (used in)
       operating activities                     (17,012)        8,456
                                            ------------  ------------

Cash flows from investing activities:
   Additions to property, plant and
    equipment                                    (2,351)       (3,056)
   Other                                            (80)         (140)
                                            ------------  ------------
      Net cash used in investing
       activities                                (2,431)       (3,196)
                                            ------------  ------------

Cash flows from financing activities:
   Proceeds from issuance of common stock         1,333         2,598
   Repayments of long-term debt                    (429)      (15,000)
   Deferred financing costs paid                   (127)          (11)
   Repayments of capital lease obligations         (254)         (150)
   Preferred stock dividends paid                     -          (106)
                                            ------------  ------------
      Net cash provided by (used in)
       financing activities                         523       (12,669)
                                            ------------  ------------
      Net decrease in cash                      (18,920)       (7,409)

Cash, beginning of period                        23,296        35,174
                                            ------------  ------------
Cash, end of period                         $     4,376   $    27,765
                                            ============  ============


Supplemental disclosure of non-cash financing activities:

During the six months ended July 1, 2005, we entered into $802 in capital lease agreements to finance the purchase of machinery and computer equipment. During the six months ended June 27, 2004, we entered into $174 in capital lease agreements to finance the purchase of machinery and equipment.

During the six months ended June 27, 2004, we converted 2,844 shares of the Cumulative Convertible Redeemable Preferred Stock into 94,800 shares of common stock valued at $284.

During the six months ended June 27, 2004, we contributed restricted stock units, representing the outstanding units that vested in 2004, to the Duratek, Inc. Deferred Compensation Plan. All restricted stock units were exchanged for our common stock, and increased treasury stock by $265.


    CONTACT: Duratek, Inc.
             Diane R.  Brown or Robert F. Shawver
             410-312-5100
             www.duratekinc.com